Exhibit 23.7

CONSENT OF ESCALANTE GEOLOGICAL SERVICES LLC

To:	U.S. Securities and Exchange Commission (“SEC”)

Board of Directors of 5E Advanced Materials, Inc.

Re:	Registration Statement on Form S-3 of 5E Advanced Materials, Inc. (the “Company”) dated September 25, 2024 (the “Form S-3”)

Escalante Geological Services LLC (“Escalante”), in connection with the Form S-3 consents to:

(i)

The filing and/or incorporation by reference by the Company and use of the Amended Technical Report Summary titled “Amended Initial Assessment Report (February 2024) on 5E Advanced Materials Fort Cady Project” with a revised report date of February 2, 2024, report date of May 11, 2023, and report effective date of April 1, 2023 (the “Amended Technical Report Summary”) that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC, filed (or incorporated by reference) as Exhibit 96.1 to the Company’s 2023 Annual Report on Form 10-K/A, dated February 20, 2024;

(ii)

The use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form S-3 and any such Amended Technical Report Summary; and

(iii)

The use of any quotation from, or summarization of, the particular section or sections of the Amended Technical Report Summary in the Form S-3, to the extent it was prepared by us, that we supervised its preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference to the Form S-3.

Escalante is responsible for, and this consent pertains to Sections 3, 4, 5, 6, 7, 17 and 20 of the Amended Technical Report Summary.

Neither the whole nor any part of the Amended Initial Assessment Report (February 2024) nor any reference thereto may be included in any other filings with the SEC without the prior written consent of Escalante as to the form and context in which it appears.

Dated: September 25, 2024

By:	/s/ Steven Kerr
Name:	Steven Kerr, P.G., C.P.G.
Title:	Principal, Escalante Geological Services LLC